SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Confidential, for use of the Commission Only (as permitted by Rule
        14a-6(3)(2))
   [X]  Definitive Proxy Statement
   [  ]  Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                            BADGER PAPER MILLS, INC.
                (Name of Registrant as Specified in its Charter)

                       ___________________________________
     (Name of person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [_]  Fee paid previously with preliminary materials.

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                            BADGER PAPER MILLS, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held January 23, 1997

   To the Shareholders of Badger Paper Mills, Inc.:

   NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Badger Paper Mills, Inc. will be held on Thursday, January 23, 1997, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Ave., Marinette, Wisconsin, for the following purposes:

   1. To consider and act on a shareholder proposal from a group of shareholders controlled by James D. Azzar (the "Azzar Group") to approve the restoration of voting power pursuant to Section 180.1150 of the Wisconsin Business Corporation Law, if such proposal is presented at the meeting.

   2. To consider and act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

   The close of business on December 20, 1996, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

   A proxy for the meeting and a proxy statement are enclosed herewith.


                            By Order of the Board of Directors
                            BADGER PAPER MILLS, INC.


                            Miles L. Kresl, Jr.
                            Corporate Secretary


   Peshtigo, Wisconsin
   January 9, 1997

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY HOW YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.



                            BADGER PAPER MILLS, INC.
                              200 West Front Street
                         Peshtigo, Wisconsin  54157-0149



                                 PROXY STATEMENT
                                       For
                         SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held January 23, 1997


             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Badger Paper Mills, Inc. (the "Company") beginning on or about January 9, 1997, in connection with a solicitation of proxies by the Board for use at the Special Meeting of Shareholders to be held on Thursday, January 23, 1997, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Ave., Marinette, Wisconsin, and all adjournments or postponements thereof (the "Special Meeting") for the purposes set forth in the attached Notice of Special Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Special Meeting and to vote in person. Presence at the Special Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing at or before the Special Meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) "AGAINST" the shareholder proposal to restore voting power to the Azzar Group, and (ii) on such other business or matters which may properly come before the Special Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the proposed shareholder resolution, the Board has no knowledge of any other matters to be presented for action by the shareholders at the Special Meeting.

             Only holders of record of the Company's common stock, no par value (the "Common Stock"), as of the close of business on December 20, 1996, are entitled to vote at the Special Meeting. On that date, the Company had outstanding and entitled to vote 1,945,130 shares of Common Stock, each of which is entitled to one vote per share.


                             PRINCIPAL SHAREHOLDERS

             The following table sets forth certain information regarding the beneficial ownership of Common Stock as of December 20, 1996 by: (i) each director; (ii) the executive officers required to be named in the Summary Compensation Table set forth in the Proxy Statement distributed in connection with the 1996 Annual Meeting of shareholders; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.


                                        Shares of            Percent of
                                       Common Stock         Common Stock
       Name of Beneficial Owner     Beneficially Owned   Beneficially Owned

    Edwin A. Meyer, Jr., Chairman
    of the Board  . . . . . . . .           360,074(1)             18.5%

    Bennie C. Burish, Director  .           100,948(2)              5.2%

    Earl R. St. John, Jr.,
    Director  . . . . . . . . . .            11,000(3)               *

    Claude L. Van Hefty,
    Director, President and Chief
    Executive Officer . . . . . .             4,350(4)               *

    Miles L. Kresl, Jr., Vice
    President/Administration,
    Treasurer and Corporate
    Secretary . . . . . . . . . .             8,033(5)               *

    Thomas J. Kuber, Director . .             1,010                  *

    Ralph D. Searles, Director  .               800                  *

    All directors and executive
    officers as a group
    (11 persons)  . . . . . . . .           488,639(6)             25.1%

    Walter F. Adrian  . . . . . .
                                            112,000(7)              5.8%
    James D. Azzar  . . . . . . .
                                            276,864(8)             14.2%

   ____________________________
   *Denotes less than 1%.

   (1) Amounts shown include 49,766 shares owned by Lorraine Meyer, and 21,744 shares owned by Carol Coffey Sheridan, as to which Mr. Meyer has voting rights but disclaims beneficial ownership. The amounts shown do not include 9,512 shares of Common Stock owned by Gloria L. Meyer, Mr. Meyer's wife, as to which he disclaims voting and dispositive power.

   (2) Amounts shown do not include 11,500 shares of Common Stock owned by Donna M. Burish, Mr. Burish's wife, as to which he disclaims voting and dispositive power.

   (3) Amounts shown include 11,000 shares of Common Stock held in trust as to which Mr. St. John has sole voting and dispositive power. Amounts shown do not include 11,000 shares of Common Stock held in trust for the benefit of Rosemary St. John, Mr. St. John's wife, as to which he disclaims voting and dispositive power.

   (4) Amounts shown include 2,000 shares of Common Stock owned by Mr. Van Hefty and Karen J. Van Hefty, Mr. Van Hefty's wife, as joint tenants as to which they share voting and investment power.

   (5) Amounts shown include 2,733 shares of Common Stock allocated to Mr. Kresl's account under the Company's Profit Sharing Plan and Trust for Non-Union Employees.

   (6) In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 413,929 shares; in the aggregate, directors and executive officers have sole voting rights only with respect to 71,510 shares; and in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 3,200 shares.

   (7) The share amount listed is from the Schedule 13G dated April 17, 1995 filed with the Securities and Exchange Commission and the Company. Mr. Adrian's address is 201 Emery Avenue, South, Peshtigo, Wisconsin 54157.

   (8) According to a report of beneficial ownership on an amended Schedule 13D dated December 10, 1996, James D. Azzar ("Azzar"), Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko and 200 are owned by EDI. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Azzar's address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. The address of Bomarko's principal office is North Oak Road, P.O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.


                SHAREHOLDER PROPOSAL TO RESTORE FULL VOTING POWER

             Under Section 180.1150 of the Wisconsin Business Corporation Law ("WBCL"), the voting power of shares of Common Stock held by any person, or group acting in concert, in excess of 20% of the aggregate of all shares eligible to vote in the election of Company directors is limited in voting on any matter to 10% of the full voting power of such excess shares, unless Company shareholders have voted to restore full voting power. Shares held or acquired under certain circumstances are excluded from the application of Section 180.1150, but such exceptions are not relevant in the matter being voted upon. If a shareholder requests a meeting of shareholders to consider and act upon a proposal to restore full voting power of shares and such shareholder meets certain conditions, then the Board must call such a meeting.

             In late February 1996, the Company received a shareholder resolution and notice pursuant to Section 180.1150 from the Azzar Group. Pursuant to the WBCL, the Azzar Group requested that a shareholder resolution restoring full voting power to the Azzar Group be submitted to a vote of the shareholders at the 1996 Annual Meeting. The Board submitted the resolution at the 1996 Annual Meeting and the resolution was defeated by the shareholders, with 1,233,130 shares or approximately 72.7% of the shares voting against the resolution, 456,228 shares or approximately 26.9% of the shares voting in favor of the resolution, and 7,577 shares abstaining.

             On December 13, 1996, the Company received another shareholder resolution and notice pursuant to Section 180.1150 from the Azzar Group. Pursuant to the WBCL, the Azzar Group has requested that the following shareholder resolution be submitted to a vote of the shareholders and that the Special Meeting be held. Therefore, as provided by the WBCL, the Board is required to submit the following resolution at the Special Meeting and is including the resolution and notice in the exact form they were received from the Azzar Group.

   Notice of Proposed Resolution

                  "This Notice and the accompanying Resolution are submitted to the shareholders of Badger Paper Mills, Inc. ("Badger") pursuant to Wis. Stat. Section 180.1150 on behalf of Bomarko, Inc. ("Bomarko"), Extrusions Division, Inc. ("EDI"), and James D. Azzar (collectively referred to as the "Investors"). The Investors hereby request a shareholder vote to approve restoration of full voting power to the Investors in the event that the Investors purchase shares of Badger in excess of 20% of the voting power in the election of directors.

                  Recent strategic actions by the Issuer and continuing substantial operating losses have caused the Investors to reevaluate the risks and prospects of their investment in Badger. Investors now believe that the most viable strategy by which the Investors and other stockholders can limit the risk of further substantial losses in the value of their investment in Badger may be to pursue a prompt sale of Badger or its assets. The Investors intend to communicate with management and take other appropriate measures to maximize stockholders' value, including, if feasible, a sale of Badger or its assets.

                  The Investors may acquire additional shares of the Issuer for the purpose of enhancing their ability to influence management, to promote a sale of the Issuer, or to supplement or protect their investment. However, the Investors believe that purchases of shares without full voting rights would not further this purpose. The Investors believe that approval of the proposed resolution, perhaps accompanied by further purchases of Shares, would tend to enhance the Investors' ability to encourage the board of directors and management to maximize shareholder value.

                  At this time, the Investors propose to acquire more than 20 percent but less than 50 percent of the total Badger Shares outstanding. The Investors propose to acquire such shares with cash on hand or obtained from the sale of other investment securities, or from existing lines of credit. Purchases will be made on the open market and in privately negotiated transactions with individual shareholders of Badger. Although the Investors have no present intention to purchase shares otherwise than as set forth above, they reserve the right to acquire shares by any lawful means.

                  If Badger is offered for sale, the Investors might or might not offer to acquire Badger or some or all of its assets. However, the desire of the Investors to pursue a sale of the Issuer is not primarily motivated by an intent to acquire Badger or any substantial portion of its assets. The Investors believe that the defensive provisions included in the Issuer's articles of incorporation and certain laws available to the board of directors of the Issuer in the state of Wisconsin render it comparatively unlikely that the Investors could acquire control of Badger or its assets without the support of the present board of directors.

                  Bomarko beneficially owns 276,664 shares of Badger common stock and EDI beneficially owns 200 Badger shares. Mr. Azzar beneficially owns 276,864 Badger shares, or over 14% of the voting power in the election of directors, including shares beneficially owned by Bomarko and EDI. Bomarko is a converter and manufacturer of coated and printed paper products. In the ordinary course of its business, it purchases substantial quantities of paper of types manufactured by Badger. Bomarko is a competitor of Badger in some product lines.

                  The Investors have no present plans to gain control of Badger. In furtherance of their desire to enhance stockholders' value, the Investors may seek to change the present board of directors or management of Badger or change Badger's articles of incorporation or bylaws, although they have no specific present intention to do so. The Investors have no specific present plans or proposals to liquidate Badger, to sell substantially all of its assets, or merge it or exchange its shares with any other person, to change the location of its principal office or a material portion of its business activities, to change materially its management or policies of employment, to alter materially its relationship with suppliers or customers or the communities in which it operates, or make any other material change in its business, corporate structure, management or personnel. However, the Investors do intend to encourage the board of directors and management to sell Badger or its assets, and such a sale may affect any or all of these factors."

   Shareholder Resolution

             The Azzar Group is expected to offer the following resolution for consideration by shareholders at the Special Meeting:

             RESOLVED, that pursuant to Wis. Stat. Section 180.1150, full voting power is hereby approved and restored to all shares of this corporation to be acquired or held by Bomarko Inc., Extrusions Division, Inc., and James D. Azzar in excess of 20% of the voting power in the election of directors.

   Board's Statement of Position Against Proposal

             THE BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. The Azzar Group states its intention to purchase more than 20% but less than 50% of the Company's Common Stock. As the Board has noted previously, a shareholder could seize effective control of the Company with less than 50% of the Common Stock. The Board cannot support this proposal, or any other proposal such as this, that would allow one shareholder to acquire effective control of the Company and leave the remaining shareholders with no voice in Company policy or operations, and without compensation for their loss of control.

             This is the second time within a year that the Azzar Group has utilized Section 180.1150 of the WBCL to require the Board to submit this resolution to the Company's shareholders. As previously mentioned, the proposed resolution was rejected at the Company's 1996 Annual Meeting of Shareholders held on May 14, 1996, with approximately 73% of the shares represented at the meeting voting against the proposed resolution, while approximately 27% of the shares represented at the meeting voted in favor (with less than 1% of the shares represented at the meeting abstaining) (the Azzar Group itself owned approximately 14.2% of the shares entitled to vote at the 1996 Annual Meeting).

             The Azzar Group advances its proposal on the premise that the Azzar Group will maximize shareholder value, chiefly by influencing management to sell the Company or its assets. The Azzar Group denies its primary motivation in advancing its proposal is to acquire the Company or any substantial portion of its assets; however, the Azzar Group reserves the right to attempt to acquire the Company or its assets if they are offered for sale.

             In his "Message to Shareholders" contained in the Company's 1995 Annual Report, Claude L. Van Hefty, the Company's President and Chief Executive Officer, noted that the Company had embarked on a long-term strategic planning process beginning in 1995. This strategic planning process is focused on the long-term success of the Company and maximizing shareholder value. As part of the strategic planning process, the Company retained PaineWebber, Inc. in early 1996 to provide investment banking advice and to assist in evaluating various strategic alternatives. The strategic review process is ongoing, and the Company continues to explore various strategic alternatives to maximize shareholder value.

             The Board strongly believes that the concentration of voting power in the hands of a single shareholder, or a small number of shareholders, could damage the manner in which the Company has successfully done business for more than 60 years. Such concentration could inappropriately narrow the future actions of the Company to those that suit the shareholder with the most voting power. Today, no single shareholder owns more than 20% of the Company's common stock. Diverse ownership protects small shareholders from the whim of a single or small group of shareholders able to exert a substantial or controlling vote.

             The Azzar Group has concluded its best interests may be served by selling the Company or its assets. It is unclear whether the Azzar Group, which includes Bomarko, a customer of the Company and a competitor of the Company in certain product lines, can fairly consider the best interests of other shareholders at the same time it looks out for its own interests. It is important to note that the Azzar Group's intentions may change once or many times. If the Azzar Group is granted the authority it seeks in its proposal, it could effectively control the Company without an additional shareholder vote and without purchasing the stock of all the other shareholders.

             As outlined above and in the Company's 1996 annual meeting materials, the Wisconsin Legislature enacted legislation protecting smaller shareholders by limiting the voting rights of a single shareholder who owns more than 20% of a company's shares. Our lawmakers have given you, the shareholders, the ability to decide whether you want a single investor to wield controlling power. Small shareholders now have a voice in the operation and management of the Company; a vote in favor of the Azzar Group proposal will mute this voice. The Azzar Group made a similar proposal for consideration at the Company's 1996 annual meeting; the shareholders overwhelmingly defeated that proposal. The Board urges you to defeat it again.

   The Board's Recommendation

             THE BOARD UNANIMOUSLY RECOMMENDS VOTING "AGAINST" THE SHAREHOLDER PROPOSAL. THE BOARD BELIEVES THAT THE ACCUMULATION OF VOTING RIGHTS IN EXCESS OF 20% BY ANY ONE SHAREHOLDER OR GROUP OF SHAREHOLDERS IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS.
   SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "AGAINST" THE SHAREHOLDER PROPOSAL.


   Vote Required

             The number of votes cast "FOR" the shareholder proposal at the Special Meeting must exceed the number of votes cast "AGAINST" the shareholder proposal to approve the shareholder proposal. Consequently, abstentions and broker nonvotes have no impact on the approval or disapproval of the proposed resolution.

                                  MISCELLANEOUS

   Shareholder Proposals

             In order to be entitled to submit proposals to be considered at the Company's annual meeting a shareholder must be a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock at the time the proposal is submitted, shall have held such Common Stock for at least one year, and shall continue to own such Common Stock through the date on which the annual meeting is held. Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1997 annual meeting must have been received by the Company by the close of business on December 15, 1996. Although the deadline for submission of proposals for the 1997 annual meeting has passed, prior to the deadline and in addition to the shareholder proposal described in this proxy statement, the Azzar Group submitted a shareholder proposal which will be taken up at the Company's 1997 annual meeting, unless withdrawn by the Azzar Group prior to such meeting.

                  The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.


                                 By Order of the Board of Directors
                                 BADGER PAPER MILLS, INC.


                                 Miles L. Kresl, Jr.
                                 Corporate Secretary

   January 9, 1997

   BADGER PAPER MILLS, INC.           PROXY     THIS PROXY IS SOLICITED ON
   Peshtigo, Wisconsin 54147                    BEHALF OF THE BOARD OF
                                                DIRECTORS.

   The undersigned hereby appoints Claude L. Van Hefty and Mark D. Burish, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Badger Paper Mills, Inc., held of record by the undersigned on December 20, 1996, at the special meeting of shareholders to be held January 23, 1997, and any adjournment or postponement thereof.

   1.   SHAREHOLDER RESOLUTION TO RESTORE FULL VOTING POWER.

        [__] AGAINST                  [__] FOR                 [__] ABSTAIN

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "AGAINST" THE SHAREHOLDER RESOLUTION IN ITEM 1 AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED HEREIN.

        Please sign exactly as name appears below.

                                 When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 [__]      Please check here if you plan to
                                           attend the special meeting in
                                           person.


   Dated __________________, 1997
                                                Signature
   _______________________________
   Please mark, sign, date, and
   promptly return the proxy card,              Signature, if held jointly
   using the enclosed envelope.
   _______________________________